Exhibit 10.5

AMENDMENT NO. 1

Dated as of June 22, 2021

to

CREDIT AGREEMENT

Dated as of January 30, 2018

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”) is made as of June 22, 2021 by and among Stepan Company (the “Borrower”), the “Lenders” (as defined below) signatory hereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Credit Agreement dated as of January 30, 2018 by and among the Borrower, the Foreign Subsidiary Borrowers from time to time party thereto, the financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent (as amended, the “Credit Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Borrower has requested that the Lenders agree to certain modifications to the Credit Agreement; and

WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders party hereto and the Administrative Agent hereby agree as follows.

1.Amendments to Credit Agreement.  Effective as of the date first above written and subject to the satisfaction or waiver of the conditions precedent set forth in Section 2 below, the Credit Agreement, is hereby amended as follows:

(a)Section 1.01 of the Credit Agreement is hereby amended to add the following new definitions in the appropriate alphabetical location and, where applicable, to replace the corresponding previously existing definitions:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom,  Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Captive Insurance Subsidiary” means a wholly-owned Domestic Subsidiary of the Company that has no business or operations other than the provision of insurance services for the Company and its other Subsidiaries and non-shareholder Affiliates and that is subject to regulation as an insurance company under applicable law.

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.17.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Payment” has the meaning assigned to it in Article VIII.

“Payment Notice” has the meaning assigned to it in Article VIII.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.17.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Supported QFC” has the meaning assigned to it in Section 9.17.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.17.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom,  any powers of the applicable Resolution Authority  under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution  or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(b)The definition of “Qualified Cash” set forth in Section 1.01 of the Credit Agreement is hereby amended to add the following sentence at the end thereof:

For the avoidance of doubt, cash and Permitted Investments of any Captive Insurance Subsidiary shall be considered restricted and therefore shall not constitute Qualified Cash.

(c)Article I of the Credit Agreement is hereby amended to add the following new Section 1.06 at the end thereof:

SECTION 1.06.Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws):  (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

(d)Section 3.21 of the Credit Agreement is hereby restated in its entirety as follows:

SECTION 3.21.  Affected Financial Institutions.  No Loan Party is an Affected Financial Institution.

(e)Section 5.04 of the Credit Agreement is hereby restated in its entirety as follows:

SECTION 5.04.  Conduct of Business.  The Company will, and will cause each Subsidiary to, (a) carry on and conduct its business in the fields of manufacturing, developing, producing and selling products which are primarily in the chemical field and (b) to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except on those instances in which the failure to maintain all such authority does not materially adversely affect the business of the Company and its Subsidiaries taken as a whole; provided that preceding clause (a) shall not prohibit a Subsidiary of the Company from operating as a Captive Insurance Subsidiary.

(f)Section 5.06 of the Credit Agreement is hereby restated in its entirety as follows:

SECTION 5.06.  Insurance.  The Company will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies, and/or to self-insure, including through a Captive Insurance Subsidiary, insurance on all their property in such amounts and covering such risks as is consistent with sound business practice, and the Company will furnish to any Lender upon reasonable request full information as to the insurance carried.

(g)Section 5.10 of the Credit Agreement is hereby amended to delete the words “(other than any SPV)” in clause (i) and to substitute therefor the words “(other than any SPV or Captive Insurance Subsidiary)”.

(h)Section 6.04 of the Credit Agreement is hereby amended to add the words “(whether effected pursuant to a division or otherwise)” immediately prior to the words “except for” in the lead-in thereto.

(i)Section 6.06 of the Credit Agreement is hereby amended to (i) move “; and” at the end of clause (f) to the end of clause (g), and (ii) add the following language before the period “.” at the end of clause (g):

(h)Investments made by the Company or its Subsidiaries in a Captive Insurance Subsidiary to the extent necessary to maintain the capitalization of such Captive Insurance Subsidiary at the level established for such Captive Insurance Company at its formation or otherwise satisfy capital maintenance requirements under applicable insurance law.

(j)Section 6.13 of the Credit Agreement is hereby restated in its entirety as follows:

SECTION 6.13  Scope of Business.  The Company will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto, including, for the avoidance of doubt, the insurance business conducted by a Captive Insurance Subsidiary.

(k) Article VIII is hereby amended to add the following new paragraphs at the end thereof:

(i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine.  A notice of the Administrative Agent to any Lender under this Section 8.06(c) shall be conclusive, absent manifest error.

(ii) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii) The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.

(iv) Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

(l)Section 9.16 of the Credit Agreement is hereby restated in its entirety as follows:

SECTION 9.16.  Acknowledgment and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

(m)Article IX of the Credit Agreement is hereby amended to add the following new Section 9.17 thereto:

SECTION 9.17.  Acknowledgment Regarding any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.  In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.  Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

2.Conditions of Effectiveness.  The effectiveness of this Amendment is subject to the following conditions precedent:

(a)the Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower, the Required Lenders and the Administrative Agent;

(b)the Administrative Agent shall have received a Reaffirmation in the form of Attachment A hereto from the Subsidiary Guarantors; and

(c)the Administrative Agent shall have received payment and/or reimbursement of all of the fees and expenses (including, to the extent invoiced, reasonable attorneys’ fees and expenses of counsel) due or payable to the Administrative Agent or its affiliates in connection with this Amendment.

3.Representations and Warranties of the Borrower.  The Borrower hereby represents and warrants as follows:

(a)The execution, delivery and performance of this Amendment and the Credit Agreement (as amended hereby) are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, member action.  This Amendment has been duly executed and delivered by the Borrower, and this Amendment and the Credit Agreement (as amended hereby) constitute the legal, valid and binding obligations of the Borrower, enforceable against such Person in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)The execution, delivery and performance of this Amendment and the Credit Agreement (as amended hereby) (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (iv) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

(c)As of the date hereof and after giving effect to the terms of this Amendment, (i) there exists no Default or Event of Default and (ii) the representations and warranties contained in Article III of the Credit Agreement, as amended hereby, are true and correct, except for (x) the representations and warranties set forth in Sections 3.05 and 3.07, which shall be true and correct only as of the Effective Date and (y) representations and warranties made with reference solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date.

4.Reference to and Effect on the Credit Agreement.

(a)Upon the effectiveness hereof, each reference to the Credit Agreement in the Loan Documents shall mean and be a reference to the Credit Agreement as amended hereby.

(b)The Borrower (i) agrees that this Amendment and the transactions contemplated hereby shall not limit or diminish the obligations of the Borrower or any other Loan Party arising under or pursuant to the Credit Agreement and the other Loan Documents to which it is a party, (ii) reaffirms its obligations under the Credit Agreement and each and every other Loan Document to which it is a party, and (iii) acknowledges and agrees that, except as specifically modified above, the Credit Agreement and all other Loan Documents executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed

(c)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d)Without in any way limiting the foregoing, this Amendment is not intended to and shall not constitute a novation of the Loan Documents or any obligations arising thereunder or in connection therewith.

(e)This Amendment is a Loan Document, including for purposes of making the representations and warranties in Section 3(c) hereof.

5.Governing Law; Waiver of Jury Trial.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY DO SO, ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT.

6.Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7.Counterparts.  This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mailed.pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

STEPAN COMPANY,

as the Borrower

By:_/s/ Luis E. Rojo___________________________________

Name: Luis E. Rojo

Title: Vice President and Chief Financial Officer

Amendment No. 1 to

Stepan Company Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender and as Administrative Agent

By:_/s/ Will Price_____________________________________

Name: Will Price

Title: Vice President

Amendment No. 1 to

Stepan Company Credit Agreement

BANK OF AMERICA, N.A.,

as a Lender

By:_/s/ A. Quinn Richardson_____________________________

Name: A. Quinn Richardson

Title: Senior Vice President

Amendment No. 1 to

Stepan Company Credit Agreement

HSBC Bank USA, National Association, as a Lender

By:_/s/ Kyle Patterson__________________________________

Name: Kyle Patterson

Title: Senior Vice President

Amendment No. 1 to

Stepan Company Credit Agreement

SUNTRUST BANK, as a Lender

By:_/s/ Katherine Bass_________________________________

Name: Katherine Bass

Title: Director

Amendment No. 1 to

Stepan Company Credit Agreement

BMO Harris Bank, N.A., as a Lender

By:_/s/ Thomas Hasenauer______________________________

Name: Thomas Hasenauer

Title: Managing Director

Amendment No. 1 to

Stepan Company Credit Agreement

BANK OF THE WEST, as a Lender

By:_/s/ Jennifer Teubl__________________________________

Name: Jennifer Teubl

Title: Vice President

Amendment No. 1 to

Stepan Company Credit Agreement

ING Bank N.V., DUBLIN BRANCH, as a Lender

By:_/s/ Cormac Langford_______________________________

Name: Cormac Langford

Title: Director

ING Bank N.V., DUBLIN BRANCH, as a Lender

By:_/s/ Sean Hassett___________________________________

Name: Sean Hassett

Title: Director

Amendment No. 1 to

Stepan Company Credit Agreement

U.S. Bank National Association, as a Lender

By:_/s/ Monica A. Stariha_______________________________

Name: Monica A. Stariha

Title: Vice President

Amendment No. 1 to

Stepan Company Credit Agreement

CITIZENS BANK, N.A., as a Lender

By:_/s/ Thomas Lass___________________________________

Name: Thomas Lass

Title: Senior Vice President

Amendment No. 1 to

Stepan Company Credit Agreement

Credit Industriel et Commercial, NY, as a Lender

By:_/s/ Eugene Kenny__________________________________

Name: Eugene Kenny

Title: Vice President

By:_/s/ Eric Longuet___________________________________

Name: Eric Longuet

Title: Managing Director

Amendment No. 1 to

Stepan Company Credit Agreement

ATTACHMENT A

REAFFIRMATION

The undersigned hereby acknowledges receipt of a copy of Amendment No. 1, dated as of June 22, 2021 (the “Amendment”), to the Credit Agreement dated as of January 30, 2018 by and among Stepan Company (the “Borrower”), the Foreign Subsidiary Borrowers from time to time party thereto, the financial institutions from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”) (as amended, restated, supplemented or otherwise modified from time to time, including by the Amendment, the “Credit Agreement”).  Capitalized terms used in this Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement.  The undersigned acknowledges and agrees that nothing in the Credit Agreement, the Amendment or any other Loan Document shall be deemed to require the Administrative Agent or any Lender to consent to any future amendment or other modification to the Credit Agreement or any Loan Document.  The undersigned reaffirms the terms and conditions of each of the Loan Documents executed by it and acknowledges and agrees that such agreement and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed.  All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment and as the same may from time to time hereafter be amended, modified or restated.

Dated: June 22, 2021

STEPAN SPECIALTY PRODUCTS, LLC

By:

Name:

Title:

STEPAN SURFACTANTS HOLDINGS, LLC

By:

Name:

Title:

Signature Page to Reaffirmation